UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2020

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440

The Woodlands, TX 77380-1775

(Address, including zip code, of principal executive offices)

800-832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market

Item 8.01	Other Events

As previously disclosed, on November 4, 2020, Target Hospitality Corp. (the “Company”) received an unsolicited non-binding proposal (the “Proposal”) from Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that are not owned by any of Arrow, any investment fund managed by TDR or their respective affiliates, for cash consideration of $1.50 per share. As of November 4, 2020, Arrow, TDR and their respective affiliates owned approximately 63% of the outstanding shares of the Common Stock of the Company and two of the Company’s directors are affiliated with TDR.

Following receipt of the Proposal, the board of directors of the Company (the “Board”) established a special committee (the “Special Committee”) consisting of Messrs. Andrew Studdert and Martin Jimmerson and Ms. Joy Berry, each of whom is an independent and disinterested director, and established a clear mandate for the Special Committee, which included definitive authority to review, evaluate, investigate and negotiate the terms and conditions of the Proposal, and reject or approve the Proposal. Following such establishment, the Special Committee retained Jenner & Block LLP, as its own outside legal counsel and Houlihan Lokey Capital, Inc., as its own outside financial advisor and has commenced its review and evaluation of the Proposal.

As Arrow disclosed in its letter to the Board filed as an exhibit to its Schedule 13D/A filing on November 4, 2020, the Proposal is conditioned upon, among other things, the approval of a special committee of independent directors, as advised by independent legal and financial advisors, and is subject to a non-waivable condition requiring approval by the holders of a majority of the outstanding shares of the Common Stock that are not owned or controlled by Arrow or TDR or any stockholders rolling over their equity in the proposed transaction contemplated by the Proposal.

There can be no assurance that Arrow will make any definitive offer to the Company, that the Proposal will be accepted by the Special Committee, that definitive documentation relating to any such transaction will be executed, or that a transaction will be consummated in accordance with that documentation, if at all. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: December 18, 2020		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary

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